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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events and Required Regulation FD Disclosure.

On January 22, 2004, Chordiant Software, Inc. issued a press release entitled, "Chordiant to Raise $25 Million in Private Placement."  This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.  The form of the Registration Rights Agreement entered into in connection with the transaction is attached hereto as Exhibit 4.5.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.
4.5	Registration Rights Agreement, dated January 22, 2004 by and between the Chordiant Software, Inc. and the Purchaser, as defined therein.

99.1	Press Release, dated January 23, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Stephen Kelly Stephen Kelly	Chief Executive Officer and President (Principal Executive Officer)	January 23, 2004

EXHIBIT INDEX

Exhibit Number
4.5	Registration Rights Agreement, dated January 22, 2004, by and between Chordiant Software, Inc. and the Purchaser, as defined therein
99.1	Press Release of Chordiant Software, Inc., dated January 23, 2004.